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                                                                    EXHIBIT 23.1

                         INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this registration statement. We hereby also consent to the incorporation by reference in this registration statement of our report dated January 21, 2000 included in Mattson Technology, Inc.'s Form 10-K for the year ended December 31, 1999.

                                          /s/ ARTHUR ANDERSEN LLP
                                          Arthur Andersen LLP
San Jose, California

March 1, 2000